UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 10, 2020

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission	(I.R.S. Employer
File Number)	Identification No.)

510 1st Avenue North, Suite 305
Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	QUMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Items under Sections 1, 3, 4 and 6 through 8 are not applicable and are therefore omitted.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 11, 2020, Qumu Corporation (the “Company”) issued a press release announcing its preliminary financial results for the year ended December 31, 2019. The preliminary results for 2019 are subject to the Company’s management review and independent auditors’ customary annual audit procedures. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 27, 2019 the Compensation Committee of the Board of Directors of the Company adopted the annual company bonus plan for 2019 (the “2019 Company Bonus Plan”) and set the cash incentive pay opportunities under the 2019 Company Bonus Plan for the Company’s executive officers, Vern Hanzlik, President and Chief Executive Officer, and David G. Ristow, Chief Financial Officer. Under the 2019 Incentive Plan, the Compensation Committee will determine target amounts of three performance goals for 2019: annual revenue, adjusted EBITDA and customer retention percentage, which were each weighted one-third. Revenue is determined in conformity with U.S. generally accepted accounting principles. Adjusted EBITDA is defined as the Company’s net income (loss) excluding items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liability, foreign currency gains and losses, the 2019 Company Bonus Plan amounts, and other non-operating income and expenses.

Effective February 10, 2020, the Compensation Committee determined that $614,510 was the pool available under the 2019 Company Bonus Plan for payment of cash incentive pay to all eligible employees, including the executive officers, based upon achievement of the renewal performance goal. The performance goals relating to revenue and adjusted EBITDA were not met. After applying the proration for base salary and target bonus percentages applicable to the 2019 Company Bonus Plan, Messrs. Hanzlik and Ristow will receive $136,990 and $58,710, respectively, under the 2019 Company Bonus Plan.

Additionally, the Compensation Committee made determinations effective February 10, 2020 in respect of the performance stock units approved by the Compensation Committee on March 23, 2018. The Compensation Committee determined that the performance goal for the 2019 performance period was not met and accordingly, the outstanding performance stock units were forfeited to the Company without payment of any consideration therefor as of February 10, 2020.

On February 10, 2020, the Compensation Committee granted 25,000 restricted stock units (“RSU”) representing the right to receive an equal number of shares of the Company’s common stock to each of Mary E. Chowning and Edward D. Horowitz, who were elected as directors on October 31, 2019 but did not receive any equity awards at that time. The vesting, deferral and other terms of the RSU awards to Ms. Chowning and Mr. Horowitz are the same as the RSU awards granted to the non-employee directors elected at the 2019 Annual Meeting of Shareholders. The RSU awards to Ms. Chowning and Mr. Horowitz were made from the Qumu Corporation Second Amended and Restated 2007 Stock Incentive Plan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued by Qumu Corporation dated February 11, 2020.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUMU CORPORATION

	By:	/s/ David G. Ristow
David G. Ristow
Chief Financial Officer

Date: February 11, 2020

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